UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2025
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On June 26, 2025, Dell Technologies Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “2025 annual meeting”). At the 2025 annual meeting, the Company’s stockholders voted on three proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A for the 2025 annual meeting filed with the Securities and Exchange Commission on May 16, 2025 (the “2025 proxy statement”).

(b) As of the record date for the 2025 annual meeting, an aggregate of 683,477,567 shares of the Company’s common stock were outstanding and entitled to vote at the meeting, of which 276,762,341 are shares of Class A common stock, 62,368,123 are shares of Class B common stock and 344,347,103 are shares of Class C common stock.

Each share of Class A common stock and each share of Class B common stock is entitled to ten votes per share. Each share of Class C common stock is entitled to one vote per share.

The final voting results with respect to each proposal voted upon at the 2025 annual meeting are set forth below.

Proposal 1

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, elected to the Board of Directors of the Company each of the seven nominees for Group I director, and the holders of the Company’s outstanding Class C common stock, voting separately as a series, elected to the Board of Directors of the Company the nominee for Group IV director, each as specified in the 2025 proxy statement, based on the following numbers of votes:

Group I Director Nominee	For	Withheld	Broker Non-Votes
Michael S. Dell	3,544,788,598	66,364,803	73,210,054
David W. Dorman	3,543,041,550	68,111,851	73,210,054
Egon Durban	3,603,465,577	7,687,824	73,210,054
David Grain	3,608,557,948	2,595,453	73,210,054
William D. Green	3,601,725,828	9,427,573	73,210,054
Ellen J. Kullman	3,515,894,386	95,259,015	73,210,054
Steven M. Mollenkopf	3,603,570,745	7,582,656	73,210,054

Group IV Director Nominee	For	Withheld	Broker Non-Votes
Lynn Vojvodich Radakovich	214,850,631	5,371,779	73,210,054

There were no abstentions with respect to this proposal.

Each nominee elected to the Board of Directors at the 2025 annual meeting as a Group I director or Group IV director was elected for a term commencing on the date of the 2025 annual meeting and ending on the earlier of the date on which the director’s successor is elected and qualified and the date of the director’s death, resignation, disqualification or removal.

Proposal 2

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 30, 2026, based on the following numbers of votes:

For	Against	Abstentions
3,665,524,612	18,493,376	345,467

There were no broker non-votes with respect to this proposal.

Proposal 3

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, approved, by a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed in the 2025 proxy statement, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
3,593,379,725	17,280,254	493,422	73,210,054

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2025	Dell Technologies Inc.
	By:	/s/ Christopher A. Garcia
Christopher A. Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)
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